Exhibit 23.6




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-51494), Form S-8 (No. 333-143770) and Form S-3 (No. 333-145668) of Leucadia National Corporation of our report dated March 25, 2008 relating to the financial statements of Premier Entertainment Biloxi LLC and Subsidiary, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
March 27, 2008